UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 31, 2011

TARGET ACQUISITIONS I, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53328	26-2895640
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chunshugou Luanzhuang Village
 Zhuolu County, Zhangjiakou
 Hebei Province, China, 075600
 (Address of principal executive offices)

86-313-6732526
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

Engagement of Principal Accountant

1.    On October 31, 2011, Target Acquisitions I, Inc. (the “Company”) engaged Goldman Kurland Mohidin LLP, as its independent registered public accountants for the fiscal year ending December 31, 2011. The decision to engage Goldman Kurland Mohidin LLP was approved by the Board of Directors of the Company on October 21, 2011, and the engagement letter dated October 27, 2011, was countersigned by the Company and returned to Goldman Kurland Mohidin LLP on October 31st, 2011.

2.  During the Company's two most recent fiscal years ended December 31, 2010 and 2009 and through the date of this Current Report, the Company did not consult with Goldman Kurland Mohidin LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Goldman Kurland Mohidin LLP did not provide either a written report or oral advice to the Company that Goldman Kurland Mohidin LLP  concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of  Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2011

TARGET ACQUISITIONS I, INC.

By:	/s/ Changkui Zhu
Changkui Zhu
Chief Executive Officer